UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified in its Charter)

Blackwells Capital LLC

Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill

Betsy L. McCoy

Steven J. Pully
(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 10, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release and launched a website, www.NoMoreMonty.com, to communicate with the shareholders of Braemar Hotels and Resorts Inc. (the “Corporation”) in connection with the Corporation’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). A copy of the press release is attached hereto as Exhibit 1. Screenshots of the website are attached hereto as Exhibit 2.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Corporation for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

All stockholders of the Corporation are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Corporation, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1

Blackwells Files Definitive Proxy Statement for Braemar Hotels & Resorts Inc.’s 2024 Annual Meeting

Urges Shareholders to Hold Braemar’s Board Accountable for Massive Value Destruction and Enrichment of Monty Bennett

Recommends Shareholders Elect Blackwells’ Highly Qualified Candidates to Serve All Shareholders

Launches www.NoMoreMonty.com to Promote Transparency

NEW YORK, April 10, 2024 – Blackwells Capital LLC (“Blackwells”), a shareholder of Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) (NYSE: BHR) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its nomination of four highly qualified candidates—Jennifer M. Hill, Betsy L. McCoy, Steven J. Pully and Michael Cricenti (collectively, the “Blackwells Nominees”)—for election to the board of directors of Braemar (the “Board”) at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”) to be held on May 15, 2024.

Jason Aintabi, Chief Investment Officer of Blackwells, said:

“Braemar is in a pitiful state. Despite its exceptional assets, Monty Bennett’s failed leadership has had shareholders suffer through an almost 90% decline in share price over the last 10 years.i During the same period, management fees paid to Ashford Hospitality Advisors, LLC (“Ashford LLC”), have grown by over 575%.ii, iii Braemar has become a thinly traded microcap stock with a measly $133 million market capitalization.iv Astonishingly, the termination fee Mr. Bennett and Ashford think they are owed—after having presided over this disaster—outstrips the entire market value of Braemar.v If this is not corporate piracy, we simply do not know what is.

Several months ago, Blackwells called on Braemar to investigate potential breaches of fiduciary duty and/or other wrongdoing by the Board and/or management in connection with the Company’s relationship with Monty Bennett and Ashford. Blackwells also made a proposal to acquire Braemar in an offer that provided for a termination fee payable to Mr. Bennett of $35 million—a fraction of what we believe Mr. Bennett thinks he and Ashford are owed.vi Another institution may have recently made an offer to acquire Braemar, which Blackwells believes the Board of Braemar, perhaps under Mr. Bennett’s orders, swept under the rug as well.vii

[i]	Capital IQ Pro from March 28, 2014 to the unaffected share price on March 28, 2024.
ii	Ashford LLC is a subsidiary of Ashford Inc. (together, “Ashford”).
iii	Based on (i) a combined total of (A) advisory services fees paid to Ashford of approximately $31.1 million, as disclosed in Braemar’s Annual Report for the year ended December 31, 2023, filed on Form 10-K with the SEC on March 14, 2024 (the “2023 Form 10-K”), (B) additional fees for products and services provided by Ashford (or entities in which Ashford has an interest) of approximately $30.2 million, as disclosed in the 2023 Form 10-K, and (C) an estimated cash management fee paid to Ashford of approximately $171,000, based on 20 bps of the year-end cash and cash equivalents balance for the year ended December 31, 2023 compared to (ii) approximately $9.1 million (calculated by annualizing the total advisory fees paid to Ashford from November 19, 2013 through December 31, 2013, as disclosed in Braemar’s Annual Report for the year ended December 31, 2013, filed on Form 10-K with the SEC on March 31, 2014).
iv	Capital IQ Pro; based on the unaffected share price as of March 28, 2024.
[v]	Estimated termination fee varies depending on interpretation of the Fifth Amended and Restated Advisory Agreement, dated April 23, 2018, by and between Braemar, Braemar TRS Corporation, and Ashford LLC (as amended, the “Advisory Agreement”), as filed as Exhibit 10.2 to the 2023 Form 10-K. As stated in the Advisory Agreement the termination fee may be calculated to be an amount equal to (A) twelve multiplied by (B) the sum of (I) Net Earnings for the LTM Period; plus (II) to the extent not included in Net Earnings, any Incentive Fees that have accrued or are accelerated but have not yet been paid at the Termination Payment Time (each term as defined in the Advisory Agreement). Net Earnings is defined in the Advisory Agreement as (i) the total Base Fees and Incentive Fees, plus any other revenues reported on the Advisor’s income statement as pertaining to this Amended Agreement, in each case, in accordance with GAAP, including all EBITDA of the Advisor and any of its Affiliates and Majority or Minority Subsidiaries from providing any Additional Services to the Company, the Operating Partnership or any of their Affiliates or Subsidiaries, less (ii) the total incremental expenses (each term as defined in the Advisory Agreement). At a minimum, we estimate that the termination fee is equal to twelve multiplied by the 2023 Base Fee of $13.9 million.

vi	For correspondence regarding Blackwells’ proposed termination fee in connection with its acquisition proposal and the Company’s response, please see Exhibit 2 to the Soliciting Materials filed on Form DFAN by Blackwells on March 29, 2024, available at https://www.sec.gov/Archives/edgar/data/1574085/000121390024027997/ea020276001-dfan14a_black.htm.

vii	Braemar Hotels & Resorts Inc. v. Blackwells Capital LLC, et al., 3:24-cv-707-L, Compl. at 88.

The Braemar Board could have pursued a range of options beneficial to shareholders, including, among others:

●	Engage in good faith with Blackwells on its proposal;

●	Engage with the other institution that recently made an offer to acquire Braemar;

●	Run a proper sale process to seek the highest value for shareholders; and,

●	Compel Mr. Bennett and Ashford to “come down to earth” and reduce their termination fee, which we currently estimate as being substantially more than the entire market value of Braemar.

Instead of acting in shareholders’ best interests as independent fiduciaries must, and in the face of Blackwells’ impending director nominations, the Board and Mr. Bennett chose to:

●	Modify the Company’s Bylaws (the “Bylaws”) to require extensive disclosure in connection with director nominations, such that Blackwells’ nomination materials required the submission of a 445-page document package;

●	File suit against Blackwells, its affiliates and its nominees in U.S. Federal Court to obstruct Blackwells’ nominations;

●	Hire a law firm that we understand has a history of personal business with Mr. Bennett to whitewash and obstruct Blackwells’ demand for an independent investigation; and

●	Use the “newspaper” Mr. Bennett publishes, The Dallas Express, to publish defamatory articles about Blackwells’ CIO, Jason Aintabi.

Blackwells believes Mr. Bennett’s behavior disqualifies him from being involved in any public company. More problematic still, is the ever-ballooning fee stream he and his affiliates derive from Braemar—having increased from approximately $9 million in 2013 to a whopping $61 million in 2023.viii These fees represent almost half of the entire market value of Braemar, and have nearly doubled in the last two years alone.ix, x As one might imagine, Braemar’s ‘conflicts committee’ is the subject of much examination by Blackwells, as will be revealed in upcoming materials.

Mr. Bennett can commission childish articles about Blackwells and its principals, he can continue to drive shareholders away from the real issues, and file meritless litigation meant to preserve his gravy train. This will not change the fact that Mr. Bennett must be removed from his roles at Braemar, and the external management agreement that Blackwells believes turns the Company into his personal “piggybank” must be terminated.

Braemar’s current directors have cowered to poor governance practices, and have permitted the Company’s management to entrench themselves at the expense of shareholder value. The Blackwells Nominees possess the skills necessary to transform the Board and business of Braemar, unlocking value for shareholders that the Board has incessantly decimated over the past decade.

We encourage shareholders to review our materials, the details of our engagement with the Company and other information at www.NoMoreMonty.com.

About the Blackwells’ Nominees

Jennifer M. Hill, currently serves as the Founder and CEO of Murphy Hill Consulting LLC, a Connecticut-based consulting business providing consulting services focused on the financial services, asset management, insurance and risk management industries, since January 2015. Ms. Hill served as the Chief Financial Officer of Bank of America Merrill Lynch (NYSE: BAC), an investment bank and financial services holding company, from July 2011 to December 2014.xi

Betsy L. McCoy, currently serves as General Counsel and Vice President for The Related Group, a private real estate development company, a position she has served in since May 2010. In her role, Ms. McCoy oversees the in-house legal department, including all aspects of compliance, management of legal services, legal reporting to executives, and legal guidance and as legal and business counsel to an affiliated real estate management company. From January 2008 to May 2013, Ms. McCoy served as Associate General Counsel and Vice President of The Related Group.

viii	See endnote iii.
ix	Capital IQ Pro; based on the unaffected market capitalization of $133 million as of March 28, 2024.
[x]	The 2023 Form 10-K at 144, 146 and 147.
xi	Bank of America Merrill Lynch was the marketing name for a division of Bank of America.

Steven J. Pully, serves on public and private company boards, he provides investment banking and consulting services through Speyside Partners LLC, an investment banking firm he co-founded in 2017, and he serves as an expert witness in legal disputes, generally in connection with his expertise in governance matters. Over the course of his board service, he has served on boards of companies involved in a variety of different industries, he has served as Executive Chairman, Chairman, and Lead Director of various boards, and he has chaired a variety of board committees.

Michael Cricenti, currently serves as Managing Partner and Chief Investment Officer of Magis Capital Partners, a private investment firm that employs a fundamental, value-oriented approach to investing in special situations, since January 2017. Mr. Cricenti also served as a Senior Real Estate Investment Advisor at IsZo Capital Management LP, a hedge fund, from January 2017 to November 2021. Previously, from September 2009 until January 2017, Mr. Cricenti served as Managing Director at Bluestem Asset Management (“Bluestem”), an investment firm with more than $1.5 billion in assets under management based in Charlottesville, Virginia.

About the Blackwells Proposals

Blackwells seeks Braemar shareholder support on proposals that include:

●	The election of each Blackwells director nominees—Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully;

●	The amendment of the Bylaws to remove the recently adopted provision that Blackwells believes is unlawful;

●	The amendment of the Bylaws to preclude any current or former employee, director, officer, or control person of the Company or Ashford Inc. and Ashford’s affiliates from serving as the Company’s chairman of the Board;

●	The requirement that the Board disclose all extraordinary transaction proposals made by shareholders, affiliates and third parties during the two most recently completed calendar years and the terms of those proposed transactions; and

●	The requirement that the Board disclose all compensation paid by the Company to members of the Bennett family, The Dallas Express and employees, directors or agents of The Dallas Express, including Louis Darrouzet.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Shareholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications

Dan Gagnier & Riyaz Lalani

646-569-5897

blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Corporation for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the shareholders of the Corporation.

All SHAREHOLDERS of the Corporation are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Corporation, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 2

BLACKWELLS CAPITAL

Letters & Presentations | Timeline | Campaign Videos | Our Nominees | How to Vote | Important Materials | Contact

BRAEMAR IS NOT MONTY BENNETT'S PIGGYBANK

Blackwells Capital LLC ("Blackwells"), a stockholder of Braemar Hotels & Resorts Inc. ("Braemar"), has nominated four highly qualified Board

Disclaimer

Disclaimer

This Website and the information contained herein (collectively, the "Website") are being made publicly available to, including, without limitation, all shareholders of Braemar Hotels & Resorts Inc. ("Braemar" or the "Company"). Except as otherwise set forth on this Website, the views expressed on this Website reflect the opinions of Blackwells Capital LLC ("Blackwells Capital"), Blackwells Onshore I LLC ("Blackwells Onshore") and Jason Aintabi (collectively with Blackwells Capital and Blackwells Onshore, "Blackwells"), and are based on publicly available information with respect to the Company and from other third-party reports. Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells' conclusions. Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. The information contained in the documents and filings posted to this Website is current only as of the date of such document or filing. Blackwells disclaims any obligation to update the information or opinions contained on this Website. **For the avoidance of doubt, this Website is neither affiliated with nor endorsed by Braemar.**

Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third-party reports. Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third-party report. Select figures presented on this Website have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Website does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

Not an Offer to Sell or Buy

The materials on this Website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $0.01 per share, of the Company ("Shares"). These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed on this Website. Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Although Blackwells believes the statements made on this Website are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Cautionary Statement Regarding Forward-Looking Statements

Some of the materials on this Website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "intend," "project," "will," "may," "would," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells.

Though certain material on this Website may contain projections, nothing on this Website is, or is intended to be, a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee that (i) any of the proposed actions set forth on this Website will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Website are accurate.

There can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Blackwells will not undertake and specifically declines any obligation to

Agree | Disagree

(3) Based on a closing price of $2.50 per share on December 31, 2023 as compared to a closing price of $17.99 per share on December 31, 2013, which represents an overall decline of 86%.

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BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 No More Monty. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BLACKWELLS CAPITAL

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BRAEMAR IS NOT MONTY BENNETT'S PIGGYBANK

Blackwells Capital LLC ("Blackwells"), a stockholder of Braemar Hotels & Resorts Inc. ("Braemar"), has nominated four highly qualified Board candid…

shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Cautionary Statement Regarding Forward-Looking Statements

Some of the materials on this Website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "intend," "project," "will," "may," "would," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells.

Though certain material on this Website may contain projections, nothing on this Website is, or is intended to be, a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee that (i) any of the proposed actions set forth on this Website will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Website are accurate.

There can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Testimonials, Other Quotations and Third-Party Statements

Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Blackwells does not endorse third-party estimates or research which are used on this Website, and such use is solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to on this Website are the property of their respective owners, and Blackwells' use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names. Some of the materials on this website are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission.

Additional Information

The Company's board of directors has purported to reject as invalid our nominations to elect each of Blackwells' nominees and determined that our notice is purportedly non-compliant with the Bylaws and defective. On March 24, 2024, Braemar brought suit against Blackwells Capital, Blackwells Onshore, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC, BW Coinvest Management I LLC, Mr. Aintabi and each of Blackwells' nominees in the United States District Court for the Northern District of Texas (the "District Court"), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells' nomination is invalid due to Blackwells' alleged violations of the Company's Bylaws, and, as a result, Blackwells' slate of purported nominees is invalid and ineligible to stand for election by the Company's stockholders. Ultimately, we believe the Company's claims have no merit. The outcome of the Company's lawsuit and any related litigation may affect our ability to deliver proxies submitted to us on the **WHITE** Universal Proxy Card.

Agree | Disagree

[3] Based on a closing price of $2.50 per share on December 31, 2023 as compared to a closing price of $17.99 per share on December 31, 2013, which represents an overall decline of 86%.

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BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 No More Monty. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BLACKWELLS CAPITAL

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Letters & Presentations

Letters

March 10, 2024

Letter to Braemar on Blackwells Director Nominations

Presentations

April 10, 2024

Braemar Shareholders Are Being Burned, While Ashford Inc. Enjoys (The) Shade

BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 No More Monty. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BW BLACKWELLS CAPITAL
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Contact Us

MEDIA CONTACT

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

SHAREHOLDER CONTACT

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 No More Monty. All Rights Reserved. PRIVACY POLICY | TERMS OF USE